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                                   EXHIBIT 21
                                   ----------

              Subsidiaries of HomeFed Corporation (the "Registrant")

                                                                Percentage of
                                                                 Outstanding
                                         Place of               Stock Held by
Name of Subsidiary                     Incorporation           the Registrant
-------------------                    -------------           ---------------
HomeFed Communities, Inc.              California                    100%
HomeFed Resources Corporation          California                    100%